QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Gart Sports Company:

        We consent to the inclusion and incorporation by reference in this registration statement on Form S-3 of Gart Sports Company of our report dated March 14, 2000, with respect to the consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the 52 weeks ended January 29, 2000, which report appears in the February 2, 2002 annual report on Form 10-K of Gart Sports Company and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
May 7, 2002

QuickLinks

CONSENT OF INDEPENDENT AUDITORS